UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2010

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CHS Inc. has announced the appointment of the following principal officers of the Company to be effective January 3, 2011:

Jay Debertin, age 50, was named the Executive Vice President and Chief Operating Officer – Energy and Foods. Mr. Debertin has been the Executive Vice President and Chief Operating Officer- Processing for CHS since 2005. In that position, he has been responsible for oilseed processing operations and CHS joint venture relationships in wheat milling through Horizon Milling, LLC, and in vegetable oil-based foods through Ventura Foods, LLC. He is also currently responsible for CHS strategic direction in renewable energy. Effective January 3, 2011, Mr. Debertin will be responsible for the CHS energy business and Ventura Foods, LLC. He currently serves on the boards of National Cooperative Refinery Association and Ventura Foods, LLC. Mr. Debertin is a former board member of Horizon Milling, LLC, US BioEnergy Corporation and VeraSun Energy Corporation. He earned a bachelor’s degree in economics from the University of North Dakota and a master’s of business administration degree from the University of Wisconsin – Madison.

Lynden E. Johnson, age 50, was named Senior Vice President - Business Solutions. His responsibilities will include Ag States Group; Country Hedging, Inc.; Cofina Financial, LLC; and Business Solutions Consulting. From July 1, 2004 through June 30, 2008, Mr. Johnson held the position of Vice President, Member Services, a corporate officer position for Land O’Lakes, Inc. In 2008, he was named Vice President-Business Solutions Consulting for CHS. He has been an active leader in a number of cooperative system organizations including serving as president of the North Dakota and Minnesota Managers Association, Triangle Agronomy LLC., the CHS and Land O’Lakes Mangers Council and several business unit advisory committees. He served as chairman of the CFA board of directors and is a fiduciary board member for the Co-op 401K Committee. Mr. Johnson attended North Dakota State University in Fargo and has a bachelor’s of science degree in agricultural economics.

David A. Kastelic, age 55, was named the Executive Vice President and Chief Financial Officer. Mr. Kastelic has served as Senior Vice President and General Counsel of CHS since October 2000. He serves on the Boards of Directors of Ag States Reinsurance Company, IC and Impact Risk Funding Inc., PCC and on the Boards of Governors for Front Range Pipeline, LLC and Cenex Pipeline, LLC. Mr. Kastelic received his Bachelor of Science Degree, cum laude, in Business Administration/Economics from St. John’s University in Collegeville in 1977, and his Juris Doctorate degree, magna cum laude, from the University of Minnesota Law School in 1980.

Patrick Kluempke, age 62, is the Executive Vice President – Corporate Administration. He is responsible for human resources, information technology, business risk control, building and office services, board coordination, corporate planning and international relations. Effective January 3, 2011, he will also be responsible for communications, public and governmental affairs, and the CHS Foundation along with his previous responsibilities. Mr. Kluempke served in the U.S. Army with tours in South Vietnam and South Korea as an aide to General J. Guthrie. He was named to his current position in 2000. Mr. Kluempke serves on the board of Ventura Foods, LLC. He holds a bachelor’s degree from St. Cloud (Minn.) State University.

Mark Palmquist, age 53, was named the Executive Vice President and Chief Operating Officer – Ag Business and Processing. Mr. Palmquist has been the Executive Vice President and Chief Operating Officer-Ag Business of CHS since 2005. He is responsible for the Company’s grain, crop nutrients and country operations businesses. Effective January 3, 2011 Mr. Palmquist will also be responsible for the CHS Oilseed Processing business and Horizon Milling, LLC along with his previous responsibilities. He serves on the board of Agriliance LLC. Mr. Palmquist is a former board member of Horizon Milling, LLC, InTrade/ACTI, National Cooperative Refinery Association, Schnitzer Steel Industries, Inc. and Multigrain AG. He graduated from Gustavus Adolphus College, St. Peter, Minn., and attended the University of Minnesota MBA program.

There are no employment agreements with any of the above individuals. There are also no familial relationships or related party transactions requiring disclosure under Item 401(d) or Item 404(c), respectively, of Regulation S-K.

Item 8.01 Other Events.

Lisa A. Zell, age 42, was named Senior Vice President and General Counsel of CHS Inc. effective January 3, 2011. Ms. Zell started with the Company in 1999 as Corporate Attorney and served as Senior Attorney since 2003. She has most recently served as Principal Legal Counsel since 2008. She serves on the Board of Ventura Foods, LLC and is a Trustee of the Member Cooperatives Pension Plan. Ms. Zell received her Bachelor of Science degree, cum laude, from St. Cloud (Minn.) University in 1990, and her Juris Doctorate degree, with honors, from Drake University in 1994.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

December 14, 2010	By:	/s/ John Schmitz

Name: John Schmitz
Title: Executive Vice President and Chief Financial Officer